                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2003

                                 HydroFlo, Inc.
                 (Name of small business issuer in our charter)

        North Carolina                 333-100099                  56-2171767
 (State or other jurisdiction of   Commission File Number       (I.R.S. Employer
 incorporation or organization)                               Identification Number)

                     3721 Junction Blvd., Raleigh, NC 27603
              (Address of principal executive offices) (Zip Code)

(Address of principal place of business or intended principal place of business)

                  Registrant's telephone number: 919-772-9925

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Item 5.   Other Events and Regulation FD Disclosure.

Payment in the amount of $55,760.00, the full amount due net of commissions to our distributor Valley Water Technologies, Inc., was received from Valley Water
Technologies, Inc. on May 13, 2003 and has been deposited into our account.

With respect to our sale to Happy Cloud Ranch:
The person responsible for approving the payment due is the Happy Cloud Ranch project engineer as he is the person to certify our performance on behalf of
Happy Cloud Ranch. On June 2, 2003, we were advised by the project engineer that the check has been issued and was being sent to our distributor, California
Environmental Controls. However, because of an illness of a member of our distributor's family located outside California, the distributor has not been in his office for the week or more and thus cannot confirm to us the check has actually been received. The amount of the check will be $40,000 plus $8,968 for sales taxes and freight. We will receive the entire check and then pay $4,000 in commissions to California Environmental Controls. As we don't know the date our distributor will return to his office due to the continuing illness of his family member, we are unable to predict the exact date that we will receive the check. We know of no reason why the check will not be received, as we have performed all services required as a condition to receiving the payment and have been advised by the customer's project engineer that the check has been issued.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of
1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HydroFlo, Inc.
                                             (Registrant)

                                             By: /s/ Dennis Mast
                                                     Dennis Mast, CEO

         In accordance with the requirements of the Securities Act of 1933, this
Registration Statement was signed by the following persons in the capacities and on the dates stated:

            Signature                  Title              Date

            /s/ Dennis Mast             CEO            June 2, 2003
                Dennis Mast